EXHIBIT 1.1
[     ] ordinary shares
MakeMyTrip Limited
ORDINARY SHARES, PAR VALUE US$0.0005 PER SHARE
UNDERWRITING AGREEMENT
[     ], 2010

[     ], 2010
Morgan Stanley & Co. International plc
25 Cabot Square, Canary Wharf
London E14 4QA
United Kingdom
Ladies and Gentlemen:
     MakeMyTrip Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [     ] Ordinary Shares (as defined below), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule II hereto propose severally to sell to the several Underwriters [     ] Ordinary Shares, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto, in connection with an offering and sale of Ordinary Shares in the United States and certain other selected jurisdictions in the world (the “Offering”). The aggregate of [     ] Ordinary Shares to be sold by the Company and the Selling Shareholders is hereinafter referred to as the “Firm Shares.”
     The Company also proposes to issue and sell to the several Underwriters not more than an additional [     ] Ordinary Shares, and certain Selling Shareholders propose severally to sell to the Underwriters not more than an additional [     ] Ordinary Shares (the aggregate of [     ] Ordinary Shares to be sold by the Company and such Selling Shareholders is hereinafter referred to as the “Additional Shares”), if and to the extent that Morgan Stanley & Co. International plc (“Morgan Stanley”), as the representative of the Underwriters (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value US$0.0005 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-168315), including a prospectus, relating to the Shares and a registration statement on Form 8-A (No. [     ]) relating to the registration of the Shares. The registration statement on Form F-1 relating to the Shares, as amended at the time it becomes effective, including all exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement on Form 8-A relating to the Shares, as amended at the time it becomes effective, including all exhibits thereto, is hereinafter referred to as the “8-A Registration Statement.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
     For purposes of this Agreement, “preliminary prospectus” means each prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein and, if applicable, any prospectus wrapper prepared in connection therewith.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement and the 8-A Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the 8-A Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
     (b) No order preventing or suspending the use of any preliminary prospectus or any free writing prospectus has been issued by the Commission and each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission thereunder.
     (c) (i) Each of the Registration Statement and the 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, at the Closing Date (as defined in Section 5) and the Option Closing Date (as defined in Section 3) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the 8-A Registration Statement and the Prospectus, when it became effective or as of its issue date, as applicable, and at the Closing Date and the Option Closing Date, complied or will comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Securities Exchange Act of 1934,

as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder, as applicable, (iii) the Time of Sale Prospectus complies in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and does not, and at the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date and at the Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its issue date, does not contain, and at the Closing Date and at the Option Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.
     (d) The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and, as of its issue date and at all subsequent times through the completion of the Offering did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the 8-A Registration Statement, the Prospectus or any preliminary prospectus. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus.
     (e) Neither the Company nor any Subsidiary (as defined below) or affiliate of the Company has distributed, nor will it distribute prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the Offering other than the Time of Sale Prospectus, the Prospectus, the Registration Statement, the 8-A Registration Statement and any free writing prospectus identified on Schedule III hereto.

     (f) The Company has been duly incorporated, is validly existing as a public company limited by shares in current good standing under the laws of Mauritius, has the corporate power and authority to own or lease its properties and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in current good standing would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, management, operations or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”). The Constitution of the Company complies with the requirements of applicable laws of Mauritius and is in full force and effect.
     (g) The Company’s subsidiaries have been identified in Schedule IV hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”), and the Company has no other direct or indirect subsidiaries. Each Subsidiary has been duly incorporated, is validly existing as a corporation, and in the case of MakeMyTrip.com Inc., is in good standing, under the laws of the jurisdiction of its incorporation, and each Subsidiary has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus and, is duly qualified to transact business and, in the case of MakeMyTrip.com Inc., is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and, in the case of MakeMyTrip.com, non-assessable, and, except as disclosed in each of the Time of Sale Prospectus and the Prospectus, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims (each a “Lien”). None of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any person or entity against such Subsidiary. The Memorandum and Articles of Association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.
     (h) This Agreement has been duly authorized, executed and delivered by the Company.
     (i) The Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus and the 8-A Registration Statement and the filing of the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus and the 8-A Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the 8-A Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

     (j) The stated capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (k) The ordinary shares of the Company (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights of any person or entity against the Company.
     (l) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and except for certain preemptive rights and rights of first refusal of the shareholders of the Company, all of which have been effectively waived, the issuance of such Shares will not be subject to any preemptive or similar rights of any person or entity against the Company.
     (m) The Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and, except as disclosed in each of the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of Mauritius or the United States.
     (n) The Shares have been approved for listing on the NASDAQ Global Market, subject to official notice of issuance, and such approval is in full force and effect on the date hereof and at the Closing Date and the Option Closing Date.
     (o) Neither the Company nor any of its Subsidiaries is (i) in violation of its respective certificate of incorporation, constitution, memorandum and articles of association or its other constitutive documents (collectively, the “Charter Documents”) or any business licenses, (ii) in default (or, with the giving of notice or lapse of time, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, franchise, lease or other agreement or instrument to which it is a party or by which it is bound, or to which any of its properties or assets is subject, or (iii) in violation or default of any provision of applicable law or regulation (including, without limitation, any applicable law or regulation regarding money laundering or corruption or economic sanctions), all applicable provisions of the Sarbanes-Oxley Act of 2002 or any Indian or Mauritius law or regulation relating to the offer and sale of the Shares, or any judgment, order or decree of any court or governmental, administrative or regulatory agency or body or stock exchange authority having jurisdiction over it or any of its assets, as applicable, except where such defaults under sub-sections (ii) and (iii) would not, individually or in the aggregate, result in a Material Adverse Effect.
     (p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions herein contemplated do not and will not (i) contravene any provision of applicable law or regulation (including, without limitation, any applicable Indian, Mauritius or United States law or regulation relating to the offer and sale of the Shares) or the Charter Documents of the Company or its Subsidiaries, (ii) contravene, conflict with, or result in a breach or violation of, or result in the default of any of terms or provisions of, or constitute a default under, any license or certificate (including, without limitation, any global business license, Mauritius tax residence certificate or other business license), contract, indenture, mortgage, deed of trust, loan or credit agreement, note, franchise, Governmental License (as defined below), lease or other agreement or instrument binding upon the Company or any of its Subsidiaries or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any court or governmental, administrative or regulatory agency or body or stock exchange authority having jurisdiction over the Company or any Subsidiary, except where such defaults under sub-section (ii) would not, individually or in the aggregate, result in a Material Adverse Effect.
     (q) No action, consent, approval, authorization, order, certificate, license or permit of, clearance by, or filing, registration or qualification with, any court or administrative, governmental or regulatory body or agency or stock exchange authority having jurisdiction over the Company or any Subsidiary is required for the performance by the Company of its obligations under this Agreement, or the consummation of the transactions contemplated hereby, except (A) such as have been obtained or made prior to the date of this Agreement and are in full force and effect, (B) such as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Shares or (C) for the filing of a copy of the Prospectus as may be required by the Financial Services Commission of Mauritius.
     (r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus.
     (s) There are no legal, arbitral or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings that are described in each of the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in each such document; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in each such document or filed as required.
     (t) The Company is not, and after giving pro forma effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Time of Sale Prospectus and the Prospectus would not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

     (u) The Company and its Subsidiaries (i) are in compliance with any and all applicable local, domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.
     (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.
     (w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as disclosed in each of the Time of Sale Prospectus and the Prospectus.
     (x) Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, there are (i) no outstanding securities convertible into or exchangeable for, or rights, warrants or options to acquire from the Company or any Subsidiary, or obligations of the Company to issue, Ordinary Shares or any other class of capital stock of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Subsidiaries.
     (y) Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee, nor, to the Company’s knowledge, any affiliate, agent or representative of the Company or of any of its Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and, to the Company’s knowledge, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and, prior to the date of this Agreement, have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

     (z) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (aa) (i) Neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (ii) The Company and its Subsidiaries will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).
     (iii) The Entity represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

     (bb) Each of the Company and its Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by each of the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material to its business and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in each of the Time of Sale Prospectus and the Prospectus.
     (cc) The Company and its Subsidiaries own or possess or have duly applied for the issuance of, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (or licenses such rights pursuant to valid and subsisting licenses) currently employed by them in connection with the business now operated by them (collectively, the “Intellectual Property”) except where the failure to own or license the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property, except as described in each of the Time of Sale Prospectus and the Prospectus.
     (dd) Under the laws of Mauritius, each registered holder of Ordinary Shares shall be entitled to seek enforcement of its rights in a direct suit, action or proceeding against the Company. It is not necessary in order to enable any owner of Ordinary Shares to enforce any of its rights that such owner of Ordinary Shares be licensed, qualified or entitled to do business in Mauritius.
     (ee) No labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.
     (ff) The Company and its Subsidiaries maintain insurance of the type and in such amounts as are reasonable and customary in the businesses in which they are engaged and all such insurance is in full force and effect, except where the failure to maintain such insurance would not result in a Material Adverse Effect; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

     (gg) To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Mauritius of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other government authority or regulatory body in Mauritius or that any registration tax, stamp duty or similar tax be paid in Mauritius on or in respect of any of this Agreement or any other document to be furnished hereunder, other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a court of law in Mauritius and except that this Agreement may only be used in Mauritius if it has been registered with the Registrar General in accordance with the Registration Duty Act of Mauritius and a registration fee and stamp duty will be payable in Mauritius in connection with such registration.
     (hh) The Company and its Subsidiaries possess all licenses, certificates, authorizations, concessions, approvals, orders and permits (collectively, “Governmental Licenses”) issued by, and has made all declarations and reports to and filings with, all courts (whether at the national or local level), all appropriate federal, state or foreign governmental agencies or bodies and all stock exchange authorities and any other relevant regulatory agencies or bodies, necessary to (A) own, lease or license, as the case may be, and to operate and use their respective assets (including all of their equity interest in any person or entity) and properties and (B) conduct the businesses now conducted by them in the manner described in the Time of Sale Prospectus and the Prospectus, except where the failure to so possess, declare, report or file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and each of its Subsidiaries is in compliance with the terms and conditions of all Governmental Licenses and all such Governmental Licenses are valid and in full force and effect, except where the failure to comply with such Governmental Licenses or failure of such Government Licenses to be valid would not, individually or in the aggregate, have a Material Adverse Effect; none of such Governmental Licenses contains any material restrictions or conditions not described in each of the Registration Statement, Time of Sale Prospectus and Prospectus; neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has any reason to believe that any such Governmental License will not be renewed in the ordinary course, except where the failure to so renew would not, individually or in the aggregate, result in a Material Adverse Effect.
     (ii) Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, no material indebtedness (actual or contingent) and no contracts or transactions, direct or indirect, exist between any of the Company or its Subsidiaries on the one hand and their respective affiliates, officers and directors (including his/her spouse, children, any company or undertaking in which he/she or any of his/her spouse or children holds a controlling interest) or their shareholders who beneficially own an interest of 10% or more in the Company or its Subsidiaries on the other hand. All such material contracts between the Company and such related parties are fully and fairly described in all material respects in each of the Time of Sale Prospectus and the

Prospectus. Each such contract, relationship and transaction has been entered into in accordance with applicable law.
     (jj) Based on the Company’s current and anticipated operations and composition of its earnings and assets, including the current and expected valuation of its assets, the Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year ending March 31, 2011 and has no plan or intention to conduct its business in a manner that would reasonably be expected to cause the Company to become a PFIC in the future under current laws and regulations.
     (kk) Each of the Company and its Subsidiaries has prepared and timely filed with all appropriate taxing authorities all income, franchise or other tax returns, reports and other related information required to be filed through the date hereof by or with respect to it or has properly requested extensions thereof, except where the failure to do so would not result in a Material Adverse Effect. All taxes, assessments, fees and other governmental charges due on such returns or pursuant to any assessment received by the Company and each Subsidiary or which are imposed upon it or on any of its properties or assets or in respect of any of its business, income or profits have been fully paid when due, other than taxes or charges that are being contested in good faith by appropriate proceedings and except where the failure to do so would not result in a Material Adverse Effect. In accordance with IFRS (as defined below), the Company has made adequate charges, accruals and reserves in respect of all such tax liabilities which have become due, other than those being contested in good faith. No tax deficiency has been determined adversely to any of the Company and its Subsidiaries which has had, nor is there any tax deficiency which, if determined adversely to any of the Company and its Subsidiaries, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (ll) No stamp or other issuance or transfer taxes or duties and no withholding taxes are or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the government of India, Mauritius or any political subdivision or taxing authority thereof in connection with (i) the execution, delivery or performance of this Agreement, (ii) the issuance, sale or delivery of the Shares to or for the respective accounts of the Underwriters as set forth in each of the Time of Sale Prospectus and the Prospectus, and pursuant to the terms of this Agreement, (iii) the sale and delivery outside Mauritius by the Underwriters of the Shares to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement, or (iv) any other transaction or payment contemplated by this Agreement, except for stamp duty payable on the registration of this Agreement with the Registrar General in Mauritius.
     (mm) The consolidated financial statements of the Company included in each of the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its Subsidiaries on a consolidated basis as of the dates indicated, and the results of operations, stockholders’

equity and the cash flows for the periods specified; and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the IFRS audited financial statements and the IFRS unaudited financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. KPMG, who have expressed an opinion on the financial statements of the Company based on their audits, are registered with the Public Company Accounting Oversight Board and are independent public or certified public accountants with respect to the Company and its Subsidiaries as required by the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (nn) The section of each of the Time of Sale Prospectus and the Prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” accurately and fairly describes in all material respects (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
     (oo) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of each of the Company and its Subsidiaries in conformity with IFRS, United States generally accepted accounting principles and Indian generally accepted accounting principles, as applicable, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company and each Subsidiary keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity. Since the end of the Company’s most recent audited fiscal year, there has been (a) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

     (pp) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company or its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) except as described in each of the Time of Sale Prospectus and the Prospectus, the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) except for the issuance of new Ordinary Shares as a result of the exercise of employee share options or as described in each of the Time of Sale Prospectus and the Prospectus, there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries.
     (qq) There are no restrictions under Mauritius law nor any approvals from any regulatory authorities currently required in Mauritius (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends or other distributions declared by the Company to holders of Ordinary Shares. Under the current laws and regulations of Mauritius, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of Mauritius and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Mauritius; and all such dividends and other distributions (including such dividends to persons not resident in Mauritius) are currently not subject to withholding, value added or other taxes, levies or charges under the laws and regulations of Mauritius.
     (rr) Except as described in each of the Time of Sale Prospectus and the Prospectus, none of the Subsidiaries is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution to its shareholders on such Subsidiary’s equity interest, (ii) repaying to the Company any loan, (iii) making advances to the Company, or (iv) transferring any of its property or assets to the Company or any other Subsidiaries; except as set forth in each of the Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable upon the equity interests in MakeMyTrip (India) Private Limited may be converted into foreign currency that may be freely transferred out of India or its jurisdiction of incorporation and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of India or its jurisdiction of incorporation in each case without the necessity of obtaining any Governmental Authorization in India or its jurisdiction of incorporation.
     (ss) Except for such non-compliance which would not, whether individually or in the aggregate, have a Material Adverse Effect or impair in any material respect the consummation of the Company’s obligations hereunder, the Company and its subsidiaries have taken, or are in the process of taking, all reasonable steps to comply with, and to ensure compliance by the Company, its subsidiaries and option holders under employee share option plans, directors and employees of the Company or its subsidiaries who are residents in India with any applicable rules and regulations relating to investments in the Company by such persons, including pursuant to the exercise of options to purchase shares of the Company held by such persons, including, without limitation, the Indian Foreign Exchange Management Act, 1999, and the regulations and circulars issued thereunder, in each case as amended (collectively, the “Indian Overseas Direct Investment Regulations”), including, without limitation, requesting each such person to complete any reporting and other procedures required under applicable Indian Overseas Direct Investment Regulations.
     (tt) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.
     (uu) None of the Company nor any of its Subsidiaries or any of their respective affiliates has taken or caused to be taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (vv) The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares, under the twentieth risk factor under the heading “Risk Factors—Risks Related to us and our Industry,” the fifth and sixth risk factors under the heading “Risk Factors—Risks Related to Operations in India,” the second risk factor under the heading “Risk Factor—Risks Related to Investments in Mauritian Companies,” and the first and last risk factors under the heading “Risk Factor—Risks Related to Our Ordinary Shares and this Offering” and the captions “Enforceability of Civil Liabilities,” “Dividends and Dividend Policy,” “Business—Regulation,” and “Shares Eligible for Future Sale,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
     (ww) The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (xx) None of the Company and its Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment upon or prior to or in aid of execution of judgment or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of India and Mauritius.
     (yy) Any statistical, industry-related and market-related data included in the Registration Statement, Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

     (zz) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Mauritius and India and courts of law in Mauritius and India, applying the laws of Mauritius or India, as the case may be, would give effect to the express choice of laws of the State of New York. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Shares to the Underwriters and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the 8-A Registration Statement or the Offering in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.
     (aaa) Any final judgment rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be enforceable against the Company pursuant to Section 13 of the Indian Code of Civil Procedure, 1908, as amended, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of India.
     (bbb) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of Mauritius by way of exequatur in accordance with the Code de Procédure Civile provided that (i) the judgment is still valid, final and is capable of execution in New York, the jurisdiction in which it was delivered; (ii) the judgment is not contrary to any principle affecting public policy in Mauritius; (iii) the New York Court had jurisdiction to hear the claim; (iv) the Company had been regularly summoned to attend the proceedings before the New York Court; (v) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard; (vi) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (vii) an action between the same parties in the same matter is not pending in any Mauritius court at the time the lawsuit is instituted in the foreign court.
     Any certificate signed by any officer of the Company and delivered to the Representative or counsel to the Underwriters in connection with the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.
     (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and Mellon Investor Services LLC, as Custodian (the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), do not and will not (i) contravene any provision of applicable law or regulation, (ii) contravene, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the certificate of incorporation, constitution, bylaws or similar constitutive documents of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any statute or any rule, regulation, judgment, order or decree of any court or governmental, administrative or regulatory agency or body or stock exchange authority having jurisdiction over such Selling Shareholder or any of its assets or properties, except where such defaults under sub-sections (i) and (ii) would not, individually or in the aggregate, impair in any material respect the consummation of such Selling Shareholder’s obligations hereunder and thereunder.
     (c) No action, consent, approval, authorization, order, certificate, license or permit of, clearance by, or filing, registration or qualification with, any court or administrative, governmental or regulatory agency or body or stock exchange authority having jurisdiction over such Selling Shareholder is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, except (A) as have been obtained or made prior to the date of this Agreement and are in full force and effect, (B) for the registration under the Securities Act of the sale of the Shares or (C) as may be required by the securities or Blue Sky laws of the various U.S. states or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Shares.
     (d) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.
     (e) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.
     (f) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (g) No stamp or other issuance or transfer taxes or duties and no withholding taxes are or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the government of India, Mauritius or any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement or (2) the sale or delivery of the Shares to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters as set forth in each of the Time of Sale Prospectus and the Prospectus, and pursuant to the terms of this Agreement, except for stamp duty payable on the registration of this Agreement with the Registrar General in Mauritius.

     (h) The Founders (as defined below) are Indian residents and represent and warrant that the Shares proposed to be sold by them under the terms of this Agreement were acquired by them pursuant to and in compliance with the applicable Indian Overseas Direct Investment Regulations, and that they have taken all steps required to be taken by them to ensure compliance with any reporting and other procedures required under the applicable Indian Overseas Direct Investment Regulations.
     (i) Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.
     (j) In the case of the Selling Shareholders listed in Schedule V hereto (the “Founders”), (i) Each of the Registration Statement and the 8-A Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, at the Closing Date and the Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the 8-A Registration Statement and the Prospectus, when it became effective or as of its issue date, as applicable, and at the Closing Date and the Option Closing Date, complied or will comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, (iii) the Time of Sale Prospectus complies in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and does not, and at the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date and at the Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus, as of its issue date, at the Closing Date and at the Option Closing Date does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein. Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a Material Adverse Effect.

     (k) In the case of the Selling Shareholders other than the Founders, (i) Each of the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, at the Closing Date and the Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date and at the Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, as of its issue date, at the Closing Date and at the Option Closing Date does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(k) are limited to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein.
     (l) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the Offering, except for such rights as have been waived or which are described in each of the Registration Statement, Time of Sale Prospectus and Prospectus (and which have been complied with).
     (m) Such Selling Shareholder does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement, except for such rights which have been duly waived; and, except as described in each of the Time of Sale Prospectus and the Prospectus, such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company.
     (n) There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.
     (o) Such Selling Shareholder is not a FINRA broker-dealer. Except as disclosed in writing to the Representative and its counsel, there are no affiliations or associations between any member of FINRA and such Selling Shareholder; none of the proceeds received by such

Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with”, as such terms are used in the Rules of FINRA) such member.
     (p) Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to any free writing prospectus and represents that it has not distributed any written materials in connection with the offer or sale of the Shares.
     (q) Such Selling Shareholder has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
     (r) (i) Such Selling Shareholder represents that neither it nor, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, affiliate or representative of such Selling Shareholder, is a Person that is, or is owned or controlled by a Person that is:
     (A) the subject of any Sanctions, nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (ii) Such Selling Shareholder represents and covenants that it will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.
     (iii) Such Selling Shareholder represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     Any certificate signed by any Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.
     3. Agreements to Sell and Purchase.
     (a) Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at a price of US$[     ] per Share (the “Purchase Price”) the number of Firm Shares (subject to such adjustment to eliminate fractional shares as the Representative may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Company and Helion Venture Partners, LLC, SB Asia Investment Fund II L.P., Sierra Ventures Associates VIII, LLC, Sierra Ventures VIII-A, L.P. and Sierra Ventures VIII-B, L.P., severally and not jointly, agrees to sell to the Underwriters the number of Additional Shares (subject to such adjustment to eliminate fractional shares as the Representative may determine) that bears the same proportion to the number of Additional Shares to be sold by such Seller as the number of Additional Shares set forth opposite its name on Schedule II hereto bears to the total number of Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to [     ] Additional Shares at the Purchase Price. The Representative may exercise this right on behalf of the Underwriters in whole or in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     (c) Each Seller hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or exercise any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file or cause to be filed any registration statement relating to the offering of, or, in the case of each Selling Shareholder, make any demand for or exercise any registration right in respect of, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.
     The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares effective upon the consummation of the Offering, upon the exercise of options or the conversion of securities outstanding on the date hereof, as disclosed in the Time of Sale Prospectus or (iii) the grant by the Company of options under its stock option plans, provided that each such grant shall be subject to, and each such grantee shall be bound by, the restrictions contained in the preceding paragraph and the aggregate number of Ordinary Shares underlying all such options shall not exceed 1.0% of the Ordinary Shares outstanding immediately after the completion of the Offering. In addition, in the case of each Selling Shareholder, the restrictions contained in the preceding paragraph shall not apply to (i) transactions by a Selling Shareholder relating to Ordinary Shares acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares acquired in such open market transactions, (ii) the exercise of options outstanding on the date hereof, provided that Ordinary Shares issued upon such exercise shall be subject to the restrictions set forth in the preceding paragraph, and (iii) distributions by a Selling Shareholder of Ordinary Shares to limited partners or general partners of the Selling Shareholder; provided that in the case of any distribution pursuant to clause (iii), (a) each distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (b) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180 day restricted period. In addition, each Selling Shareholder agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Ordinary Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.
     Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.
     4. Terms of Public Offering. The Sellers are advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representative is advisable. The Sellers are further advised by the Representative that the Shares are to be offered to the public initially at US$[     ] a Share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of US$[     ] a Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[     ] a Share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery.
     (a) Payment for the Firm Shares to be sold by each Seller shall be made to Mellon Investor Services LLC (the “Transfer Agent and Registrar”) on behalf of each Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at [10:00 a.m.], New York City time, on [     ], 2010, or at such other time on the same or such other date, not later than [     ], 2010, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     (b) Payment for any Additional Shares shall be made to the Transfer Agent and Registrar in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at [10:00 a.m.], New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [     ], 2010 as shall be designated in writing by the Representative.
     (c) The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or the Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than [     ] (New York City time) on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that, individually or in the aggregate, makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option

Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Sections 6(a), 6(p) and 6(q) herein and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an Attorney-in-Fact of the Selling Shareholders, to the effect that the representations and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date and such Option Closing Date, as the case may be, and that each of the Selling Shareholders has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and such Option Closing Date, as the case may be.
     (d) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and each of the individuals and entities listed on Schedule VI hereto relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date and the Option Closing Date.
     (e) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Latham & Watkins LLP, U.S. counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect set forth in Exhibit B.
     (f) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Conyers Dill & Pearman (Mauritius) Limited, outside Mauritius counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect set forth in Exhibit C.
     (g) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of S&R Associates, Indian counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect set forth in Exhibit D.
     (h) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Indian counsel for certain Selling Shareholders, dated the Closing Date or such Option Closing Date, as the case may be, to the effect set forth in Exhibit E.
     (i) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Maples and Calder, counsel for each of SB Asia Investment Fund II L.P., SAIF II GP, L.P., SAIF Partners II L.P. and SAIF II GP Capital Ltd., dated the Closing Date or such Option Closing Date, as the case may be, to the effect set forth in Exhibit F.

     (j) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Dev R. Erriah, counsel for Helion Venture Partners, LLC, dated the Closing Date or such Option Closing Date, as the case may be, to the effect set forth in Exhibit G.
     (k) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Cooley LLP, counsel for each of Sierra Ventures Associates VIII, LLC, Sierra Ventures VIII-A, L.P. and Sierra Ventures VIII-B, L.P., dated the Closing Date or such Option Closing Date, as the case may be, in the form agreed upon with the Representative as of the date of this Agreement.
     (l) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Shearman & Sterling LLP, U.S. counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.
     (m) The Underwriters shall have received on the Closing Date and on the Option Closing Date, as the case may be, an opinion of Amarchand & Mangaldas & Suresh A. Shroff & Co., Indian counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.
     (n) The Underwriters shall have received, on each of (1) the date hereof, (2) the date on which the first sale of the Shares is confirmed if such date is not the same as the date hereof, and (3) the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the date on which the first sale of the Shares is confirmed, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the IFRS audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (o) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by [10:00 p.m.], Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.
     (p) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act, if any) in the manner and within the time period required by Rule 424(b) under the Securities Act and in accordance with Section 7(a) hereof; or the Company shall have filed a post-effective amendment to the Registration

Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.
     (q) No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, or any part of any such Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.
     (r) The Company or the agent of the Company (as directed by the Company) shall have received from each Selling Shareholder (i) ordinary and/or preferred share certificates; (ii) irrevocable conditional options exercise notices relating to the exercise of options; and/or (iii) irrevocable conditional preferred share conversion notices (the “Relevant Documents”), as contemplated by the Custody Agreements executed by each Selling Shareholder, and such Relevant Documents have not been revoked or withdrawn.
     (s) The Company shall have delivered to the Custodian certain share information representing the number of issued and outstanding Ordinary Shares of the Company to be sold by each Selling Shareholder, including Ordinary Shares to be issued upon exercise of options or conversion of preferred shares, as contemplated by the Custody Agreements executed by each Selling Shareholder.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are further subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     The Representative may, at its sole discretion, and on behalf of the Underwriters, waive compliance with any of the conditions specified in this Section 6. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, and such condition shall not have been waived by the Representative pursuant to this Section, this Agreement, or, in the case of any condition to the purchase of the Additional Shares on an Option Closing Date, the obligations of the several Underwriters to purchase the relevant Additional Shares may be terminated by the Representative by notice to the Sellers at any time at or prior to the Closing Date or Option Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 10 and except that Sections 1, 2, 11 and 25 shall survive any such termination and remain in full force and effect.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus in the manner and within the applicable period specified in Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act) under the Securities Act or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act. To furnish to the Representative, without charge, four signed copies of the Registration Statement and the 8-A

Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the 8-A Registration Statement (in each case without exhibits thereto) and to furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the third business day following the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the 8-A Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule; to give the Representatives notice of its intention to make any such filing from the time of first sale of the Shares to any investor to the Closing Date, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as applicable; to advise the Representative promptly after it receives notice thereof of the time when any amendment to the Registration Statement or the 8-A Registration Statement has been filed or becomes effective, or any supplement to the Prospectus or any amended Prospectus has been filed; to advise the Representative at any time it becomes an “ineligible issuer” as defined in Rule 405 under the Securities Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purposes, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus or Prospectus or for additional information; and, in the event of the issuances of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.
     (c) To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of any Underwriter that the Underwriter otherwise would not have been required to file thereunder.

     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To take such action as the Representative may reasonably request to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or to subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

     (h) To make generally available to the Company’s security holders and to the Representative as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.
     (j) The Company and each Subsidiary will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of funding activities or business with any government, individual or entity that is the subject of any OFAC-administered sanctions or other Sanctions, or in a manner that would otherwise cause any person (including, without limitation, the underwriters and purchasers of the Shares) to violate any U.S. sanctions administered by OFAC or other Sanctions.
     (k) To file with Commission on a timely basis for each year an annual report on Form 20-F, which conforms in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.
     (l) Not to (and to cause its Subsidiaries and affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (m) To make any post-closing filing, notice or undertaking requested or required by any governmental agencies (including, without limitation, (i) with respect to the exercises of options held by directors and employees of the Company and any other persons who are residents in India to purchase shares of the Company to be sold in connection with the transactions contemplated by this Agreement, requesting each such director and employee to complete any reporting and other procedures required under applicable Indian Overseas Direct Investment Regulations and (ii) the filing of a copy of the Prospectus with the Financial Services Commission in Mauritius) with respect to the transactions contemplated by this Agreement.
     (n) To comply with, or obtain waivers of all applicable requirements of United States, Mauritius and Indian laws and regulations including, without limitation, the Securities Act and the Exchange Act, the rules and regulations of the Commission promulgated thereunder, the Investment Company Act, the rules and regulations of FINRA, or any requests of the Commission so as to permit the completion of the transactions contemplated by each of this Agreement, the Time of Sale Prospectus and the Prospectus.
     (o) To file, during the period when the Prospectus is required to be delivered under the Securities Act, on a timely basis, with the Commission all reports and documents required to be filed pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
     (p) To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or registration taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, payable in Mauritius or India, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and the execution and delivery of this Agreement.
     8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:
     (a) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
     (b) In order to document an exemption to backup withholding with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
     9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company, unless it obtains the prior written consent of the Company, not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     10. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and United States counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act (including, without limitation, all fees, disbursements and expenses of the Company’s counsel associated with the filing of the Prospectus with the Financial Services Commission of Mauritius and any other review and approval of the Offering by governmental authorities in Mauritius and Indian, federal, central, state and local authorities) and all other fees or expenses in connection with the preparation and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts, if any), any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing, graphic and document production and translation costs associated therewith, and the mailing and delivering of copies thereof to its shareholders or to the Underwriters and dealers, as the case may be, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, and in connection with the sale of the Shares by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case under this Agreement, any withholding or service tax asserted against an Underwriter by reason of the purchase and sale of Shares pursuant to this Agreement, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification or registration (or of obtaining exemptions from the qualification and registration) of the Shares for offer and sale under U.S. state securities laws as provided in Section 7(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the preparation, printing and distribution of one or more versions of the Time of Sale Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters), (v) all fees and expenses in connection with the preparation and filing of the 8-A Registration Statement and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” and electronic roadshow undertaken in connection with the marketing of the Offering, including, without limitation, cost of road show venues, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof), (xi) the fees and expenses incurred in connection with admitting the Shares for clearance and settlement on the facilities of DTC, (xii) the cost of preparing, printing, producing, filing and delivering any closing documents (including compilations thereof) and any other documents in connection with the offer, purchase, sale and delivery of the Shares, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholders, severally and not jointly, agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including the fees, disbursements and expenses of their respective counsel, and to reimburse the Company for the fees, disbursements and expenses of United States counsel for the Selling Shareholders. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.
     11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and the directors, officers and employees thereof from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the 8-A Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendments or supplements thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, which information is limited to the information set forth in Section 11(h).
     (b) Each of the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and the directors, officers and employees thereof from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendments or supplements thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, was made in reliance upon and in conformity with written information relating to such Selling Shareholder and furnished by or on behalf of such Selling Shareholder specifically for use therein. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price, less the underwriting discounts and commissions, of the Shares sold by such Selling Shareholder under this Agreement.
     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative by or on behalf of the Underwriter expressly for inclusion therein, which information is limited to the information set forth in Section 11(h).
     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Attorneys-in-Fact. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering or (ii) if the allocation provided by clause 11(e)(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price, less the underwriting discounts and commissions, of the Shares sold by such Selling Shareholder under this Agreement.
     (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     (h) The Underwriters severally confirm and the Sellers acknowledge and agree that the statements set forth in the third, seventh, seventeenth, nineteenth and twenty first paragraphs appearing under the caption “Underwriting” in, and the statements regarding delivery of shares by the Underwriters set forth on the cover page of, the most recent preliminary prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto.
     12. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Bombay Stock Exchange Limited, the National Stock Exchange of India Limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other relevant governmental authority, (ii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) a material disruption in commercial banking, securities settlement, payment or clearance services in the United States, India or Mauritius shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Indian or Mauritius authorities or (v) there shall have occurred any outbreak or escalation of hostilities or terrorism, or any change or development involving a prospective change in financial markets, currency exchange rates or controls or any calamity or crisis or a change or development involving a prospective change in general United States, Indian, Mauritius or international economic, political or financial conditions that, in the judgment of the Representative, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or

Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representative or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     14. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Sellers irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the 8-A Registration Statement or the Offering. The Company and each Selling Shareholder irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
     (b) Each of the Company, Deep Kalra, Keyur Joshi, Rajesh Magow, Rajnish Kapur, Anand Kandadai Narasimhan, Amit Saberwal and Chetan Uberoy hereby irrevocably appoints MakeMyTrip.com Inc. and each of Helion Venture Partners, LLC, SB Asia Investment Fund II L.P., Sierra Ventures Associates VIII, LLC, Sierra Ventures VIII-A, L.P. and Sierra Ventures VIII-B, L.P. hereby irrevocably appoints Law Debenture Corporate Services Inc. (each, an “Authorized Agent”), as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any manner permitted by applicable laws in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Sellers represents and warrants that its Authorized Agent has agreed to act as its agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Each of the Sellers agrees that service of process upon its Authorized Agent shall be deemed, in every respect, effective service of process upon such Seller.
     15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Sellers with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Sellers agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.
     16. Foreign Taxes. All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Mauritius, India or any political subdivision or any taxing authority thereof or therein unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. If any such withholdings or deductions are required to be made, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter of the amounts that would otherwise have been receivable in respect thereof.
     17. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Shares.
     (b) The Sellers acknowledge and agree that in connection with the Offering: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Sellers only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Sellers, (iv) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Sellers with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Sellers on other matters) or any other obligation to the Sellers except the obligations expressly set forth in this Agreement, and (v) the Sellers have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Sellers waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.
     18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     19. Time. Time shall be of the essence of this Agreement.
     20. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     22. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at:
     Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Head of Capital Markets, with a copy to the Legal Department;
if to the Company shall be delivered, mailed or sent to:
     103 Udyog Vihar, Phase 1, Gurgaon, Haryana 122016, India;
and if to the Selling Shareholders shall be delivered, mailed or sent to:
if to Deep Kalra, Keyur Joshi, Rajesh Magow, Rajnish Kapur, Anand Kandadai Narasimhan, Amit Saberwal or Chetan Uberoy,
103 Udyog Vihar, Phase 1, Gurgaon, Haryana 122016, India;
if to Helion Venture Partners, LLC,
c/o International Management Mauritius Ltd., Les Cascades Building, Edith Cavel Building, Edith Cavel Street, Port Louis, Mauritius;
if to SB Asia Investment Fund II L.P.,
12665 Star Ridge Court, Saratoga, CA 95070, United States, Attention: Ravi Adusumalli, with a copy to SAIF Advisors Ltd., Suites 2115-2118, Two Pacific Place, 88 Queensway, Hong Kong, Attention: Brandon Lin and Jason So;
if to Sierra Ventures Associates VIII, LLC, Sierra Ventures VIII-A, L.P. or Sierra Ventures VIII-B, L.P.,
2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025, United States.
     23. Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and to the extent provided in Section 11 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.
     24. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, any of the Selling Shareholders’ and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 11(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 24, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     25. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any of them or any person controlling any of them.
     26. Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     27. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Very truly yours, MAKEMYTRIP LIMITED
By:
Name:
Title:

The Selling Shareholders named in Schedule II hereto, acting severally
By:
Attorney-in-Fact

By:
Attorney-in-Fact

Accepted as of the date hereof Morgan Stanley & Co. International plc Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto
By:	Morgan Stanley & Co. International plc

By:
Name:
Title:

SCHEDULE I

Number of
Additional
Shares To Be
	Number of	Purchased if
	Firm Shares	Maximum
	To Be	Option
Underwriter	Purchased	Exercised
Morgan Stanley & Co. International plc
Oppenheimer & Co. Inc.
Pacific Crest Securities LLC

Total:

I-1

SCHEDULE II
LIST OF SELLERS

Number of
Additional
Shares To Be
Sold if
	Number of	Maximum
	Firm Shares	Option
Seller	To Be Sold	Exercised
MakeMyTrip Limited

Selling Shareholders
Helion Venture Partners, LLC
SB Asia Investment Fund II L.P.
Sierra Ventures Associates VIII, LLC
Sierra Ventures VIII A, L.P.
Sierra Ventures VIII B, L.P.
Deep Kalra
Keyur Joshi
Rajesh Magow
Rajnish Kapur
Amit Saberwal
Anand Kandadai Narasimhan
Chetan Uberoy

Total:

II-1

SCHEDULE III
Time of Sale Prospectus
1.	Preliminary Prospectus dated July 29, 2010

2.	[Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[Free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[Orally communicated pricing information to be included on Schedule III if a final term sheet is not used]

III-1

SCHEDULE IV
SUBSIDIARIES
1.	MakeMyTrip (India) Private Limited

2.	MakeMyTrip.com Inc.

IV-1

SCHEDULE V
FOUNDERS
1.	Deep Kalra

2.	Keyur Joshi

3.	Rajesh Magow

V-1

SCHEDULE VI
LIST OF ENTITIES AND PERSONS DELIVERING LOCK-UP LETTERS

VI-1

EXHIBIT A
FORM OF LOCK-UP LETTER
                    , 2010
Morgan Stanley & Co. International plc
25 Cabot Square, Canary Wharf
London E14 4QA
United Kingdom
As Representative of the several Underwriters named in
Schedule I attached to the Underwriting Agreement
Dear Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. International plc (“Morgan Stanley”), as Representative of the several Underwriters named in the Underwriting Agreement (as defined below), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MakeMyTrip Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”), and certain shareholders of the Company listed in Schedule II to the Underwriting Agreement (the “Selling Shareholders”) providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of       ordinary shares (the “Shares”) of par value $0.0005 per share of the Company (the “Ordinary Shares”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or exercise any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares held by or beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or any similar securities, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file or cause to be filed a

registration statement relating to the offering of Ordinary Shares. [The foregoing sentence shall apply to [        ] [share options] owned by the undersigned] The foregoing sentence shall not apply to (i) transactions relating to Ordinary Shares or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (ii) the exercise of options outstanding on the date hereof, provided that Ordinary Shares issued upon such exercise shall be subject to the restrictions set forth in herein or (iii) distributions by the undersigned of Ordinary Shares to limited partners or general partners of the undersigned; provided that in the case of any distribution pursuant to clause (iii), (a) each distributee shall enter into a written agreement accepting the restrictions set forth herein and (b) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180 day restricted period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.
     If:
     (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or announces material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement or occurrence of the material news or material event.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

A-2

     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

(Name)

(Address)

A-3

EXHIBIT B
[FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(e)]

]

EXHIBIT C
[FORM OF OPINION OF COMPANY’S MAURITIUS COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(f)]

EXHIBIT D
[FORM OF OPINION OF COMPANY’S INDIAN COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(g)]

EXHIBIT E
[FORM OF OPINION OF INDIAN COUNSEL TO CERTAIN SELLING SHAREHOLDERS
TO BE DELIVERED PURSUANT TO SECTION 6(h)]

EXHIBIT F
[FORM OF OPINION OF MAPLES AND CALDER
TO BE DELIVERED PURSUANT TO SECTION 6(i)]

EXHIBIT G
[FORM OF OPINION OF DEV R. ERRIAH
TO BE DELIVERED PURSUANT TO SECTION 6(j)]